NEWS RELEASE

For More Information Contact:
Frank B. O’Neil
Sr. Vice-President, Corporate Communications & Investor Relations
800.282.6242 • 205.877.4461 • foneil@ProAssurance.com

ProAssurance Announces Dividend Actions and Stock Split

BIRMINGHAM, AL – (PRNewswire) – December 5, 2012 – The ProAssurance Corporation (NYSE: PRA) Board of Directors has authorized a 2-for-1 stock split. Following the split, shareholders will also receive a special dividend of $2.50 per common share and a regular dividend of $0.25 per common share.

The stock split will be in the form of a 100% stock dividend, payable on December 27, 2012, to shareholders who own our stock as of December 17, 2012. The same record and payment dates will apply to the $2.50 per common share special dividend and the regular dividend, both of which will be paid on total shares held after the stock split. This accelerated payment of the regular quarterly dividend will replace the dividend that would normally be paid in January 2013.

“Today’s dividend actions underscore our Board’s commitment to sound financial stewardship, whether by maintaining a strong balance sheet to deliver unmatched security to our policyholders, or creating meaningful long-term value for our shareholders. We believe today’s actions are the proper response to current market conditions, while maintaining flexibility to deploy further capital through M&A and share repurchase as those opportunities arise.” said W. Stancil Starnes, our Chairman and Chief Executive Officer.

On an annualized basis, the post-split quarterly dividend announced today represents a yield of approximately 2.2% based on the $90.30 per share closing price of our stock on the New York Stock Exchange on December 4, 2012. Our post-split dividend policy will anticipate a total annual dividend of $1.00 per share, to be paid in equal quarterly installments. However, any decision to pay future cash dividends is subject to the Board’s final determination after a comprehensive review of the company’s financial performance, future expectations and other factors deemed relevant by the Board.

Starnes also said, “We believe the stock split will make ProAssurance stock even more attractive to a broader range of investors. Given the many opportunities ahead of us, we are committed to attracting investors who share our disciplined, long-term philosophy.”

Our Board also set May 22, 2013 as the date of the 2013 Annual Meeting of Shareholders to be held at our headquarters in Birmingham, Alabama. The record date for the meeting is March 22, 2013.

About ProAssurance
ProAssurance Corporation is the nation’s largest independently traded specialty writer of medical professional liability insurance. ProAssurance is recognized as one of the top performing insurance companies in America by virtue of our inclusion in the Ward’s 50 for the past six years. ProAssurance is rated “A” (Strong) by Fitch Ratings; ProAssurance Group is rated “A” (Excellent) by A.M. Best.

Caution Regarding Forward-Looking Statements
Statements in this news release that are not historical fact or that convey our view of future business, events or trends are specifically identified as forward-looking statements. Forward-looking statements are based upon our estimates and anticipation of future events and highlight certain risks and uncertainties that could cause actual results to vary materially from our expected results. We expressly claim the safe harbor provisions of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, for any forward-looking statements in this news release. Forward-looking statements represent our outlook only as of the date of this news release. Except as required by law or regulation, we do not undertake and specifically decline any obligation to publicly release the result of any revisions that may be made to any forward-looking statements to reflect events or circumstances after the date of such statements or to reflect the occurrence of anticipated or unanticipated events.

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Forward-looking statements are generally identified by words such as, but not limited to, “anticipate,” “believe,” “estimate,” “expect,” “hope,” “hopeful,” “intend,” “may,” “optimistic,” “potential,” “preliminary,” “project,” “should,” “will,” and other analogous expressions. When we address topics such as liquidity and capital requirements, the value of our investments, return on equity, financial ratios, net income, premiums, losses and loss reserves, premium rates and retention of current business, competition and market conditions, the expansion of product lines, the development or acquisition of business in new geographical areas, the availability of acceptable reinsurance, actions by regulators and rating agencies, court actions, legislative actions, payment or performance of obligations under indebtedness, payment of dividends, and other similar matters, we are making forward-looking statements.

Risks that could adversely affect the proposed merger of Medmarc Insurance Group (Medmarc) and the recently completed merger of Independent Nevada Doctors Insurance Exchange (IND) into ProAssurance include, but are not limited to, the following:

•	the board of directors of Medmarc may withdraw their recommendation in favor of a competing acquisition proposal;

•	the businesses of ProAssurance and Medmarc or ProAssurance and IND may not be combined successfully, or such combination may take longer to accomplish than expected;

•	the cost savings from either transaction may not be fully realized or may take longer to realize than expected;

•	operating costs, customer loss and business disruption following either or both transactions, including adverse effects on relationships with employees, may be greater than expected; and

•	there may be restrictions on our ability to achieve continued growth through expansion into other states or through acquisitions or business combinations.

The following important factors are among those that could affect the actual outcome of other future events:

•
the expected benefits from completed and proposed acquisitions may not be achieved or may be delayed longer than expected due to business disruption, loss of customers, employees and key agents, increased operating costs or inability to achieve cost savings, and assumption of greater than expected liabilities, among other reasons;

•	general economic conditions, either nationally or in our market areas, that are different than anticipated;

•	our ability to maintain our dividend payments;

•	regulatory, legislative and judicial actions or decisions that could affect our business plans or operations;

•	the enactment or repeal of tort reforms;

•	formation or dissolution of state-sponsored medical professional liability insurance entities that could remove or add sizable groups of physicians from or to the private insurance market;

•	the impact of deflation or inflation;

•	changes in the interest rate environment;

•	changes in U.S. laws or government regulations regarding financial markets or market activity that may affect the U.S. economy and our business;

•	changes in the ability of the U.S. government to meet its obligations that may affect the U.S. economy and our business;

•	performance of financial markets affecting the fair value of our investments or making it difficult to determine the value of our investments;

•
changes in accounting policies and practices that may be adopted by our regulatory agencies and the Financial Accounting Standards Board, the Securities and Exchange Commission or the Public Company Accounting Oversight Board;

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•	changes in laws or government regulations affecting medical professional liability insurance or the financial community;

•	the effects of changes in the healthcare delivery system, including, but not limited to, the Patient Protection and Affordable Care Act;

•	consolidation of healthcare providers and entities that are more likely to self insure and not purchase medical professional liability insurance;

•	uncertainties inherent in the estimate of loss and loss adjustment expense reserves and reinsurance, and changes in the availability, cost, quality, or collectability of insurance/reinsurance;

•	our ability to achieve continued growth through expansion into other states or through acquisitions or business combinations;

•	the results of litigation, including pre- or post-trial motions, trials and/or appeals we undertake;

•	an allegation of bad faith which may arise from our handling of any particular claim, including failure to settle;

•	loss of independent agents;

•	changes in our organization, compensation and benefit plans;

•	our ability to retain and recruit senior management;

•	our ability to purchase reinsurance and collect recoveries from our reinsurers;

•	assessments from guaranty funds;

•	our ability to achieve continued growth through expansion into other states or through acquisitions or business combinations;

•	changes to the ratings assigned by rating agencies to our insurance subsidiaries, individually or as a group;

•	provisions in our charter documents, Delaware law and state insurance law may impede attempts to replace or remove management or attempts to initiate a takeover;

•	state insurance restrictions may prohibit assets held by our insurance subsidiaries, including cash and investment securities, from being used for general corporate purposes;

•
taxing authorities can take exception to our tax positions and cause us to incur significant amounts of defense costs and, if our defense is not successful, additional tax costs, including interest and penalties; and

•	insurance market conditions may alter the effectiveness of our current business strategy and affect our revenues.

Additional risk factors that may cause outcomes that differ from our expectations or projections are described in various documents filed by ProAssurance Corporation with the Securities and Exchange Commission, such as current reports on Form 8K and regular reports on Forms 10Q and 10K, particularly in “Item 1A, Risk Factors.”

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